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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        SUPERSHUTTLE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                 33-0114512
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    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

 4610 S. 35th Street, Phoenix, Arizona                      85040
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(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                  Name of each exchange on which
      to be so registered                  each class is to be registered

         Common Stock,                         Nasdaq National Market
        $0.01 par value


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-55917

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock" set forth in its preliminary prospectus dated July 17, 1998 included in Amendment No. 2 to its Registration Statement on Form S-1 (Registration No. 333-55917), filed with the Securities and Exchange Commission (the "Commission") on July 17, 1998, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereinafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Common Stock pursuant to
Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act"), and, in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.

ITEM 2. EXHIBITS

  Exhibit                                                              Method of
    No.                      Description                                 Filing
  -------                    -----------                               ---------
     1            Amended and Restated Certificate        Incorporated by reference to
                  of Incorporation of the                 Exhibit 3.1 to the Registrant's
                  Registrant                              Registration Statement on Form S-1
                                                          (File No. 333-55917) filed June 3,
                                                          1998 (the "Form S-1")

     2            Amended and Restated Bylaws of          Incorporated by reference to
                  the Registrant                          Exhibit 3.2 to the Form S-1

     3            Form of Common Stock Certificate        Incorporated by reference to
                  of the Registrant                       Exhibit 4.1 to the Form S-1


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   SUPERSHUTTLE INTERNATIONAL, INC.



Dated:  July 27, 1998              By  /s/ R. Brian Wier
                                       -----------------------------------------
                                           R. Brian Wier
                                           President and Chief Executive Officer



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